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                                                                   EXHIBIT 99.1

                  AMENDED AND RESTATED AUDIT COMMITTEE CHARTER

                              DATED AUGUST 11, 2004

Purpose

The Audit Committee is appointed by the Board to assist the Board in monitoring
(1) the integrity of the financial statements of the Company, (2) the independent auditor's qualifications and independence, (3) the performance of the Company's internal audit function and independent auditors, and (4) the compliance by the Company with legal and regulatory requirements.

The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the "Commission") to be included in the Company's annual proxy statement.

Committee Membership

The Audit Committee shall consist of no fewer than three members. The members of the Audit Committee shall meet the independence and experience requirements of the American Stock Exchange ("AMEX"), Section 10A(m)(3) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations of the Commission. At least one member of the Audit Committee shall be an audit committee financial expert as defined by the Commission.

The members of the Audit Committee shall be appointed by the Board. Audit Committee members may be replaced by the Board.

Meetings

The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. The Audit Committee shall meet periodically in separate executive sessions with management (including the chief financial officer and chief accounting officer), the internal auditors, if applicable, and the independent auditor, and have such other direct and independent interaction with such persons from time to time as the members of the Audit Committee deem appropriate. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.





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Committee Authority and Responsibilities

The Audit Committee shall have the sole authority to appoint or replace the independent auditor (subject, if applicable, to shareholder ratification). The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee.

The Audit Committee shall pre-approve all auditing services, internal control-related services and permitted non-audit services (including the terms thereof) to be performed for the Company by its independent auditor, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors.

The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee.

The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

The Audit Committee, to the extent it deems necessary or appropriate, shall:

Financial Statement and Disclosure Matters

Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management's discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company's Form 10-K.

Review and discuss with management and the independent auditor the Company's quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor's review of the quarterly financial statements.

Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including any significant changes in the Company's selection or application of accounting principles.


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Review and discuss with management and the independent auditor any major issues as to the adequacy of the Company's internal controls and any special steps adopted in light of material control deficiencies and the adequacy of disclosures about changes in internal control over financial reporting.

Review and discuss with management (including the senior internal audit executive, if applicable) and the independent auditor the Company's internal controls report and the independent auditor's attestation of the report prior to the filing of the Company's Form 10-K.

Review and discuss quarterly reports from the independent auditors on:

(i) All critical accounting policies and practices to be used;

(ii) All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

(iii) Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

Review disclosures made to the Audit Committee by the Company's CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls.

Oversight of the Company's Relationship with the Independent Auditor

Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor's quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor's independence, taking into account the opinions of management and internal auditors, if applicable. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.


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Ensure the rotation of the partners responsible for reviewing the audit as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

Recommend to the Board policies for the Company's hiring of employees or former employees of the independent auditor.

Discuss with the independent auditor material issues on which the national office of the independent auditor was consulted by the Company's audit team.

Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

Oversight of the Company's Internal Audit Function

Review the significant reports to management prepared by the internal auditing department and management's responses, if applicable.

Compliance Oversight Responsibilities

Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act has not been implicated.

Obtain reports from management, the Company's senior internal auditing executive, if applicable, and the independent auditor that the Company is in conformity with applicable legal requirements and the Company's Code of Business Conduct and Ethics.

Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company's financial statements or accounting policies.

Discuss with the Company's General Counsel legal matters that may have a material impact on the financial statements or the Company's compliance policies and internal controls.

Limitation of Audit Committee's Role

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.


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                       Audit Committee Pre-Approval Policy

          I. STATEMENT OF PRINCIPLES

          The Audit Committee must pre-approve the audit and non-audit services performed by the independent auditor in order to assure that the provision of such services does not impair the auditor's independence. Before the Company or any of its subsidiaries engages the independent auditor to render a service, the engagement must be either:

          (1) specifically approved by the Audit Committee; or

          (2) entered into pursuant to this Pre-Approval Policy.

          The appendices to this Pre-Approval Policy describe in detail the particular audit, audit-related, tax and other services that have the pre-approval of the Audit Committee pursuant to this Pre-Approval Policy. The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. The Audit Committee shall periodically revise the list of pre-approved services.

          II. DELEGATION

          The Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee may not delegate to management the Audit Committee's responsibilities to pre-approve services performed by the independent auditor.

          III. AUDIT SERVICES

          The Audit Committee must specifically pre-approve the terms of the annual audit services engagement. The Audit Committee shall approve, if necessary, any changes in terms resulting from changes in audit scope, Company structure or other matters.

          In addition to the annual audit services engagement approved by the Audit Committee, the Audit Committee may grant pre-approval for other audit services, which are those services that only the independent auditor reasonably can provide. The Audit Committee has pre-approved the audit services listed in Appendix A. All other audit services not listed in Appendix A must be specifically pre-approved by the Audit Committee.

          IV. AUDIT-RELATED SERVICES

          Audit-related services, including internal control-related services, are assurance and related services that are reasonably related to the performance of the


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audit or review of the Company's financial statements and/or the Company's internal control over financial reporting and that are traditionally performed by the independent auditor. The Audit Committee believes that the provision of audit-related services does not impair the independence of the auditor, and has pre-approved the audit-related services listed in Appendix B. All other audit-related services not listed in Appendix B, and all internal control-related services, must be specifically pre-approved by the Audit Committee.

          V. TAX SERVICES

          The Audit Committee believes that the independent auditor can provide tax services to the Company such as tax compliance, tax planning and tax advice without impairing the auditor's independence. However, the Audit Committee shall scrutinize carefully the retention of the independent auditor in connection with any tax-related transaction initially recommended by the independent auditor. The Audit Committee has pre-approved the tax services listed in Appendix C. All tax services not listed in Appendix C must be specifically pre-approved by the Audit Committee.

          VI. OTHER SERVICES

          The Audit Committee may grant pre-approval to those permissible non-audit services classified as other services that it believes would not impair the independence of the auditor, including those that are routine and recurring services. The Audit Committee has pre-approved the other services listed in Appendix D. Permissible other services not listed in Appendix D must be specifically pre-approved by the Audit Committee.

          A list of the Securities and Exchange Commission's (the "SEC") prohibited non-audit services is attached to this Pre-Approval Policy as Exhibit
1. The rules of the SEC and the Public Company Accounting Oversight Board (the "PCAOB") and relevant guidance should be consulted to determine the precise definitions of these services and the applicability of exceptions to certain of the prohibitions.

          VII. PRE-APPROVAL FEE LEVELS

          The Audit Committee may consider the amount or range of estimated fees as a factor in determining whether a proposed service would impair the auditor's independence. Where the Audit Committee has approved an estimated fee for a service, the pre-approval applies to all services described in the approval. However, in the event the invoice in respect of any such service is materially in excess of the estimated amount or range, the Audit Committee must approve such excess amount prior to payment of the invoice. The Audit Committee expects that any requests to pay invoices in excess of the estimated amounts will include an explanation as to the reason for the overage. The Company's independent auditor will be informed of this policy.


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          VIII. SUPPORTING DOCUMENTATION

          With respect to each proposed pre-approved service, the independent auditor must provide the Audit Committee with detailed back-up documentation regarding the specific services to be provided.

          IX. PROCEDURES

          The Company's management shall inform the Audit Committee of each service performed by the independent auditor pursuant to this Pre-Approval Policy.

          Requests or applications to provide services that require separate approval by the Audit Committee shall be submitted to the Audit Committee by both the independent auditor and the Chief Financial Officer or other designated officer, and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC's and the PCAOB's rules on auditor independence.




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                                                                      Appendix A

                Pre-Approved Audit Services for Fiscal Year 2004
                               Dated:       , 2004

------------------------------------------------------------------------------------
Service                                                   Estimated Range of Fees
------------------------------------------------------------------------------------
Statutory audits or financial audits for
subsidiaries or affiliates of the Company
------------------------------------------------------------------------------------
Services associated with SEC registration
statements, periodic reports and other documents
filed with the SEC or other documents issued in
connection with securities offerings (e.g.,
comfort letters, consents), and assistance in
responding to SEC comment letters
------------------------------------------------------------------------------------
Consultations by the Company's management as to
the accounting or disclosure treatment of
transactions or events and/or the actual or
potential impact of final or proposed rules,
standards or interpretations by the SEC, PCAOB,
FASB, or other regulatory or standard-setting
bodies (Note: Under SEC rules, some consultations
may be "audit-related" services rather than
"audit" services)
------------------------------------------------------------------------------------


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                                                                      Appendix B


            Pre-Approved Audit-Related Services for Fiscal Year 2004
                               Dated:       , 2004

------------------------------------------------------------------------------------
Service                                                  Estimated Range of Fees
------------------------------------------------------------------------------------
Due diligence services pertaining to potential
business acquisitions/dispositions
------------------------------------------------------------------------------------
Financial statement audits of employee benefit
plans
------------------------------------------------------------------------------------
Agreed-upon or expanded audit procedures related
to accounting and/or billing records required to
respond to or comply with financial, accounting or
regulatory reporting matters
------------------------------------------------------------------------------------
Consultations by the Company's management as to
the accounting or disclosure treatment of
transactions or events and/or the actual or
potential impact of final or proposed rules,
standards or interpretations by the SEC, PCAOB,
FASB, or other regulatory or standard-setting
bodies (Note: Under SEC rules, some consultations
may be "audit" services rather than
"audit-related" services)
------------------------------------------------------------------------------------
Attest services not required by statute or
regulation
------------------------------------------------------------------------------------




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                                                                      Appendix C


            Pre-Approved Audit-Related Services for Fiscal Year 2004
                               Dated:       , 2004

-------------------------------------------------------------------------------------
Service                                                  Estimated Range of Fees
-------------------------------------------------------------------------------------
U.S. federal, state and local tax planning and
advice
-------------------------------------------------------------------------------------
U.S. federal, state and local tax compliance
-------------------------------------------------------------------------------------
International tax planning and advice
-------------------------------------------------------------------------------------
International tax compliance
-------------------------------------------------------------------------------------
Review of federal, state, local and international
income, franchise and other tax returns
-------------------------------------------------------------------------------------
Licensing [or purchase] of income tax preparation
software from the independent auditor, provided
the functionality is limited to preparation of tax
returns
-------------------------------------------------------------------------------------


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                                                                      Appendix D


            Pre-Approved Audit-Related Services for Fiscal Year 2004
                               Dated:       , 2004

------------------------------------------------------------------------------------------------------------
Service                                                 Estimated Range of Fees
------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------


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                                                                       Exhibit 1

                          Prohibited Non-Audit Services

     Bookkeeping or other services related to the accounting records or financial statements of the audit client

     Financial information systems design and implementation

     Appraisal or valuation services, fairness opinions or contribution-in-kind reports

     Actuarial services

     Internal audit outsourcing services

     Management functions

     Human resources

     Broker-dealer, investment adviser or investment banking services

     Legal services

Expert services unrelated to the audit


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